For further information contact:
                                       Steve Bono (COM) 630.663.2151
                                       Steve Preston (CFO) 630.663.2260
                                       Bruce Byots (INV) 630.663.2906


FOR IMMEDIATE RELEASE
September 16, 2003


                  SERVICEMASTER ANNOUNCES INVESTOR DAY WEBCAST
                  --------------------------------------------

DOWNERS GROVE, Ill., September 16, 2003/PRNewswire-FirstCall via COMTEX/ -- The ServiceMaster Company (NYSE: SVM) today announced that it will be holding a simultaneous webcast of its Investor Meeting which will be held Wednesday, September 17, 2003, from 8:00 to 12:00 p.m. (EDT).

All interested parties are invited to listen as Jonathan Ward, Chairman and Chief Executive Officer, Ernest Mrozek, President and Chief Operating Officer, Steven Preston, Chief Financial Officer, and other business leaders provide a strategic outlook on the business, followed by a question and answer session. This call will be broadcast live and can be accessed at the company's web site at www.svm.com . The call will be archived on the web site for 30 days.

         ServiceMaster currently provides outsourcing services for more than
10.5 million residential and commercial customers. As America's Service Brands for Home and Business, the core service capabilities of the Company include lawn care and landscape maintenance, termite and pest control, plumbing, heating and air conditioning services cleaning and disaster restoration, furniture repair and home warranty.

         These services are provided through a network of over 5,400 company-owned and franchised service centers and business units operating under leading brands which include Terminix, TruGreen ChemLawn, TruGreen LandCare, American Residential Services, Rescue Rooter, American Mechanical Services, ServiceMaster Clean, American Home Shield, AmeriSpec, Merry Maids and Furniture Medic.